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                                                                   EXHIBIT 21.1


                         LIST OF SUBSIDIARIES OF WATSON

                          WATSON PHARMACEUTICALS, INC.
                           SUBSIDIARIES OF THE COMPANY
                               AS OF JULY 12, 2000



NAME                                                      JURISDICTION OF INCORPORATION
----                                                      -----------------------------
Watson Laboratories, Inc.                                 Nevada
Watson Laboratories, Inc. - New York                      New York
Watson Laboratories, Inc. - Utah                          Delaware
WatsonPharma, Inc.                                        Delaware
WS Acquisition Corp.                                      Delaware
The Rugby Group, Inc.                                     New York
Watson Laboratories, Inc. - Ohio                          New York
Rugby Laboratories, Inc.                                  New York
Royce Laboratories, Inc.                                  Florida
Nicobrand Limited                                         Northern Ireland
Watson Pharmaceuticals (Asia) Ltd.                        Territory of the British Virgin Islands
Schein Pharmaceutical, Inc.                               Delaware